================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   THE FIRST AMERICAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

              [LOGO OF THE FIRST AMERICAN FINANCIAL CORPORATION]
   HOME OFFICE: 114 East Fifth Street, Santa Ana, CA 92701-4642 (714) 558-3211
        MAILING ADDRESS: Post Office Box 267, Santa Ana, CA 92702-0267

TO THE SHAREHOLDERS OF
THE FIRST AMERICAN FINANCIAL CORPORATION

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The First American Financial Corporation, a California corporation (the "Corporation"), will be held on April 24, 1997, at 2:00 p.m., at the main office of First American Title Insurance Company, 114 East Fifth Street, Santa Ana, California, for the following purposes:

    (1)  Electing a board of directors to serve for the ensuing year;

    (2) Approving The First American Financial Corporation 1997 Directors' Stock Plan; and

    (3) Transacting such other business as may come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on March 6, 1997, are entitled to notice of and to vote at the meeting.

  It is hoped that you will be present at the meeting; however, please sign, date, indicate your vote on, and return promptly, the enclosed proxy card in the accompanying envelope, addressed to the Corporation's Transfer Agent, First American Trust Company, Attention: Trust Operations, Post Office Box 267, Santa Ana, California 92702-9975, which will accept and tabulate the proxies. If you attend the meeting, you may, of course, personally vote your shares. You also have the right to revoke a proxy at any time before it is exercised.


                                      /s/ MARK R ARNESEN
                                          ----------------------------
                                          Mark R Arnesen, Secretary

Santa Ana, California
March 27, 1997

              [LOGO OF THE FIRST AMERICAN FINANCIAL CORPORATION]
   HOME OFFICE: 114 E. Fifth Street, Santa Ana, CA 92701-4642 (714) 558-3211
            MAILING ADDRESS: P.O. Box 267, Santa Ana, CA 92702-0267

                                PROXY STATEMENT
               SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS

  Proxies of the holders of Common shares of The First American Financial Corporation, a California corporation (the "Corporation"), are solicited by its Board of Directors for use at the Annual Meeting of Shareholders to be held on April 24, 1997, and at any adjournments thereof. The enclosed proxy card represents the shares that you are eligible to vote at the meeting. Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted thereon or, if no directions are indicated, they will be voted in favor of the proposals in the notice set forth herein. A shareholder giving a proxy has the power to revoke it by attending the meeting and electing to vote in person, or by filing with the Secretary, prior to the meeting, a written revocation or a duly executed proxy bearing a later date. The approximate date on which this proxy statement and the enclosed proxy card were first sent to shareholders of the Corporation is March 31, 1997.

  Shareholders of record at the close of business on March 6, 1997 (the "Record Date"), are eligible to vote at the meeting. The only outstanding class of stock of the Corporation is its $1 par value Common. Each shareholder is entitled to one vote per share of Common stock held as of the Record Date. With respect to the election of directors, voting may be cumulative as described below. As of the Record Date, there were 11,496,131 shares of Common stock outstanding and entitled to vote.

VOTING PROCEDURES

  In the event any shareholder entitled to vote for the election of directors gives notice at the meeting prior to voting of a decision to cumulate votes for a candidate or candidates and the name(s) of such candidate(s) has (have) been placed in nomination prior to voting, every shareholder may cumulate votes and (i) give one candidate the number of votes equal to the number of directors to be elected (which is 16) multiplied by the number of shares held by such shareholder, or (ii) distribute such number of votes among as many candidates as such shareholder shall choose. Regardless of whether the voting for directors is cumulative, those candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected directors of the Corporation. As indicated on the enclosed proxy card, a proxy confers upon the appointees discretionary authority to cumulate and distribute, as the appointees shall choose, the aggregate cumulative votes in respect of the shares represented among those nominees as to which the shareholder has not withheld authority. In accordance with California law and the Articles and Bylaws of the Corporation, abstentions and broker nonvotes (discussed below) neither have the effect of votes in opposition to, nor in favor of, the election of a director.

  Votes at the Annual Meeting of Shareholders will be tabulated by the inspector(s) of election, who shall be appointed by the Chairman of the meeting and who shall not be candidates for election to the Board of Directors. Questions as to the qualifications of the voters, validity of proxies or other matters pertaining to the vote shall be decided by the inspector(s), subject to any ruling by the Chairman. The inspector(s) of election will treat Common shares represented by a properly signed and returned proxy as present at the Annual Meeting of

Shareholders for the purpose of determining a quorum, without regard to whether the proxy is marked as casting a vote or withholding a vote. The inspector(s) of election will treat Common shares represented by "broker nonvotes" (i.e., Common shares held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or other persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable Securities and Exchange Commission rules or the instrument under which it serves in such capacity, and (iii) the record holder has indicated on the proxy card or otherwise notified the Corporation that such record holder does not have authority to vote on that matter) as present for the purpose of determining a quorum.

  The affirmative vote of the holders of a majority of the shares present at the meeting is required for the adoption of The First American Financial Corporation 1997 Directors' Stock Plan (the "Plan"), a copy of which is included as Exhibit "A" to this proxy statement. The proposal for approval of the Plan is set forth below in Item 2 of this proxy statement. Abstentions and broker nonvotes with regard to that item will have the same effect as votes cast against the adoption of the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information with respect to the only persons known to the Corporation to be beneficial owners of 5% or more of its voting securities, based upon information received from such persons as of the Record Date. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and in general means the power to vote or dispose of securities, regardless of any economic interest therein.

                                       COMMON STOCK
                                    BENEFICIALLY OWNED
                                   -----------------------
   NAMES AND ADDRESSES              NUMBER OF
   OF SHAREHOLDERS                    SHARES       PERCENT
   -------------------             ------------    -------
   EQSF Advisers, Inc.               615,000(1)      5.3%
   737 Third Avenue
   New York, New York
   Kennedy Enterprises, L.P.         736,844(2)(3)   6.4%
   Parker S. Kennedy
   114 East Fifth Street
   Santa Ana, California
   Sanwa Bank California,          1,535,160(4)     13.4%
   Trustee of the Corporation's
   Employee Stock Ownership Trust
   601 South Figueroa Street
   Los Angeles, California

(1) As of December 31, 1996, sole voting and dispositive power with respect to the number of shares set forth in the table, based on statements contained in Schedule 13G filed jointly by EQSF Advisers, Inc., and Martin J. Whitman with the Securities and Exchange Commission. That Schedule 13G states that the shares were acquired in the ordinary course of business on behalf of Third Avenue Value Fund, Inc., and that the shares are not held with the purpose or effect of changing or influencing control of the Corporation.

(2) Parker S. Kennedy, President of the Corporation, has sole voting and dispositive power with respect to the number of shares set forth in the table, except as to 1,698 of such shares, which are allocated to Mr. Kennedy's account and held by the trustees of the Corporation's Employee Profit Sharing and Stock

   Ownership Plan. Of the other shares set forth in the table, 1,100 are owned by Mr. Kennedy directly and 734,046 are held by Kennedy Enterprises, L.P., a California limited partnership, of which Mr. Kennedy is the sole general partner (the "Partnership"). The limited partnership agreement pursuant to which the Partnership was formed provides that the General Partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, provided that the General Partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of the Corporation without the prior written consent of all of the limited partners. Mr. Kennedy's father, D. P. Kennedy, is one of the limited partners as well as an executive officer of the Corporation.

(3) In addition to the shares set forth in the table, 90,270 shares are held by the trustee of the Corporation's Pension Trust, as part of the diversified investment fund of the trust. Parker S. Kennedy, Mark R Arnesen and Thomas A. Klemens, who also are executive officers of the Corporation, serve on a committee composed of five members, a majority of which may, under the terms of the trust agreement governing the trust, and subject to the fiduciary requirements of the Employee Retirement Income Security Act of 1974, direct the disposition of the securities held by the trustee. An additional 204,000 shares are held by a wholly owned subsidiary of the Corporation whose twenty-one member board of directors has the power to direct the disposition of such shares. The subsidiary's board members include Parker S. Kennedy, D. P. Kennedy, Thomas A. Klemens and all of the persons who are directors of the Corporation. An additional 9,828 shares are held by a nonprofit corporation whose five-member board of directors, which includes Parker S. Kennedy, D. P. Kennedy and Thomas
    A. Klemens, has the power to direct the disposition of such shares.

(4) Pursuant to the Corporation's Employee Profit Sharing and Stock Ownership Plan, the trustee is required to vote the shares as directed by employees. Shares as to which no directions are received are not voted.

ITEM 1. ELECTION OF DIRECTORS

  The directors of the Corporation are elected annually. The Board of Directors nominates persons to stand for election as directors. Unless otherwise specified, each proxy that is duly executed and returned will be voted in favor of the election of the following persons, if they are then available and willing to serve. If any of the nominees should be unable or decline to serve at the time of the meeting, the discretionary authority provided in each duly executed proxy will be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute will be required. All nominees are at present directors of the Corporation.

  The following schedule sets forth the nominees and certain information concerning each of them:

                                                                DIRECTOR
 NAME              AGE             PRINCIPAL OCCUPATION          SINCE
------------------------------------------------------------------------
 George L. Argyros  60 Chairman and Chief Executive Officer       1988
                       Arnel and Affiliates
                       Diversified Investment Company
 Gary J. Beban      50 President and Senior Operating Officer     1996
                       CB Commercial Real Estate Group, Inc.
                       Commercial Real Estate Brokerage
 J. David Chatham   46 President and Chief Executive Officer      1989
                       Chatham Holdings Corporation
                       Real Estate Development and Associated
                       Industries

                                                                                   DIRECTOR
NAME                   AGE                            PRINCIPAL OCCUPATION          SINCE
--------------------------------------------------------------------------------------------
William G. Davis        67 Counsel                                                   1992
                           Tory Tory DesLauriers & Binnington
                           Director
                           Canadian Imperial Bank of Commerce
                           Premier of Province of Ontario (Canada) (1971--1985)
James L. Doti           50 President and Professor of Economics                      1993
                           Chapman University
Lewis W. Douglas, Jr.   72 Oil Exploration                                           1971(1)
Paul B. Fay, Jr.        78 President                                                 1967
                           The Fay Improvement Company
                           Financial Consulting and Business Ventures
Dale F. Frey            64 Private Investor (1997 to date)                           1997
                           Chairman and President
                           General Electric Investment Corporation
                           Investments (1984-1997)
D. P. Kennedy           78 Chairman of the Board                                     1956
                           The First American Financial Corporation (1993 to date)
                           President of the Corporation (1963-1993)
Parker S. Kennedy       49 President                                                 1987(2)
                           The First American Financial Corporation (1993 to date)
                           Executive Vice President of the Corporation (1986-1993)
                           President, First American Title Insurance Company,
                           a subsidiary of the Corporation
Robert B. McLain        77 President                                                 1981
                           McLain Development Co.
                           Real Estate Development and Property Management
Anthony R. Moiso        57 President and Chief Executive Officer                     1990
                           Rancho Mission Viejo
                           Ranching and Real Estate Development
R. J. Munzer            79 Private Investor (1984 to date)                           1962
                           Chairman of the Board
                           Petrolane Incorporated
                           Oil Field Services, Liquified Petroleum Gas
                           Distribution and Automotive Services (1971-1984)
Frank O'Bryan           63 Chairman of the Board                                     1994
                           Spring Mountain Group
                           Escrow and Savings and Loan Holding Company
Roslyn B. Payne         50 President                                                 1988
                           Jackson Street Partners, Ltd.
                           Real Estate Venture Capital and Investments
Virginia Ueberroth      57 President                                                 1988
                           Ueberroth Family Foundation

(1) Mr. Douglas also was a director of the Corporation during the period 1961-1967.

(2) Parker S. Kennedy is D. P. Kennedy's son.


  Certain nominees serve as directors of other publicly held companies as follows: Mr. Argyros--The Newhall Land and Farming Company, Apria Healthcare Group Inc. and U.S. Computer Services; Mr. Beban--CB Commercial Real Estate Services Group, Inc.; Mr. Davis--The Seagram Company Ltd., Magna International Inc. and Inter-City Products Corporation; Dr. Doti--Fleetwood Enterprises, Inc., Remedy Temp, Inc., and Standard Pacific Corp.; Mr. Fay--Vestaur Securities Inc.; Mr. Frey--Rhone-Poulenc Rorer Inc., USF&G Corporation, Praxair, Inc., Doubletree Hotels Corporation and The Beacon Companies; and Mr. O'Bryan -- AFP Imaging Corporation.

  The Board of Directors held six meetings during 1996. Directors who attended less than 75% of the aggregate of such meetings and meetings of committees of which they are members are Messrs. Davis and Munzer.

  The Board of Directors has an Audit Committee, the members of which are Messrs. Chatham, Doti, Fay, McLain, Moiso and O'Bryan, and Mrs. Ueberroth. The functions performed by the Committee include selecting the Corporation's independent auditor, directing and supervising investigations into matters within the scope of its duties, reviewing with the independent auditor the plan and results of its audit, reviewing internal auditing procedures and results, and determining the nature of other services to be performed by, and fees to be paid to, the independent auditor. During 1996, the Audit Committee met twice.

  The Board of Directors also has a Compensation Committee, the members of which are Messrs. Chatham, Davis, Douglas, Fay and Munzer. This Committee establishes compensation rates and procedures with respect to senior management of the Corporation and its subsidiaries, including bonus awards. During 1996, the Compensation Committee met once.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information received by the Corporation as of the Record Date with respect to beneficial ownership of the Corporation's Common shares by current directors, nominees for director, executive officers and by all directors and executive officers as a group.

                                             COMMON SHARES
                                        BENEFICIALLY OWNED (1)
                                      NUMBER                  PERCENT OF
                                        OF                SHARES OUTSTANDING,
   NAME                               SHARES              IF GREATER THAN 1%
  ---------------------------------------------------------------------------
   DIRECTORS
     George L. Argyros                 26,160(2)                   --
     Gary J. Beban                         --                      --
     J. David Chatham                   1,000                      --
     William G. Davis                     100                      --
     James L. Doti                      1,100                      --
     Lewis W. Douglas, Jr.              2,548                      --
     Paul B. Fay, Jr.                  15,180                      --
     Dale F. Frey                          --                      --
     D. P. Kennedy                      3,297(3)(4)(5)             --
     Parker S. Kennedy                736,844(3)(4)(5)(6)         6.4%
     Robert B. McLain                   7,140                      --
     Anthony R. Moiso                   2,140                      --
     R. J. Munzer                       8,728(7)                   --
     Frank O'Bryan                      1,000                      --
     Roslyn B. Payne(8)                 3,508                      --
     Virginia Ueberroth                12,140                      --
   EXECUTIVE OFFICERS WHO ARE NOT
    DIRECTORS
     Mark R Arnesen                     5,488(6)                   --
     Craig I. DeRoy                     3,069                      --
     Thomas A. Klemens                 15,492(4)(5)(6)             --
   All Directors and Executive
    Officers as a Group (19 persons)  844,934                     7.3%

(1) Sole voting and dispositive power unless otherwise indicated. The shares set forth in the table include the following shares allocated to the following individuals' accounts in, and held by the trustees of, the Corporation's Employee Profit Sharing and Stock Ownership Plan: 1,922 shares for D. P. Kennedy; 1,698 shares for Parker S. Kennedy; 1,134 shares for Mark R Arnesen; 27 shares for Craig I. DeRoy and 513 shares for Thomas
    A. Klemens. These individuals do not currently have dispositive power with respect to these shares.
(2) In addition to the shares set forth in the table, 164,665 shares are held by a nonprofit corporation whose four-member board of directors, which includes George L. Argyros and his wife, has the power to direct the voting and the disposition of such shares.
(3) Of the shares set forth in the table, 1,100 are owned by Parker S. Kennedy directly and 734,046 are held by Kennedy Enterprises, L.P., a California limited partnership, of which Mr. Kennedy is the sole general partner (the "Partnership"). The limited partnership agreement pursuant to which the Partnership was formed provides that the General Partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, provided that the General Partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of the Corporation without the prior written consent of all of the limited partners. Mr. Kennedy's father, D. P. Kennedy, is one of the limited partners.

(4) In addition to the shares set forth in the table, 204,000 shares are held by a wholly owned subsidiary of the Corporation whose 21-member board of directors, which includes D. P. Kennedy, Parker S. Kennedy and Thomas A. Klemens, has the power to direct the disposition of such shares.
(5) In addition to the shares set forth in the table, 9,828 shares are held by a nonprofit corporation whose five- member board of directors, which includes D. P. Kennedy, Parker S. Kennedy and Thomas A. Klemens, has the power to direct the disposition of such shares.
(6) In addition to the shares set forth in the table, 90,270 shares are held by the trustee of the Corporation's Pension Trust, as part of the diversified investment fund of the trust. Parker S. Kennedy, Mark R Arnesen and Thomas A. Klemens serve on a committee composed of five members, a majority of which may, under the terms of the trust agreement governing the trust, and subject to the fiduciary requirements of the Employee Retirement Income Security Act of 1974, direct the disposition of the securities held by the trustee.
(7) In addition to the shares set forth in the table, 8,000 shares are held by a nonprofit corporation whose five- member board of directors is composed of R.J. Munzer and his wife and children. In his capacity as an officer of that corporation, Mr. Munzer has the power, as do certain other officers, any of whom may act alone, to direct the voting and the disposition of such shares.
(8) In addition to the shares set forth in the table, Roslyn B. Payne owns 475 shares of common stock of First American Title Guaranty Holding Company, which is a second-tier subsidiary of the Corporation. These shares represent 2.2% of the total number of such shares that are issued and outstanding.

EXECUTIVE COMPENSATION

  The following tables set forth certain compensation awarded to, earned by, or paid to the executive officers of the Corporation who were serving as such at the end of, or who retired during, the Corporation's last completed fiscal year, which ended December 31, 1996 (the "named executive officers"), for all services rendered in all capacities to the Corporation and its subsidiaries during the years covered in the tables:

                          SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                                             COMPENSATION
                                  ANNUAL COMPENSATION           AWARDS
                              ------------------------------ ------------
                                                     OTHER
                                                    ANNUAL    SECURITIES  ALL OTHER
                                                   COMPENSA-  UNDERLYING  COMPENSA-
NAME AND PRINCIPAL            SALARY(1)   BONUS(2) TION (3)   OPTIONS (#   TION(4)
POSITION                 YEAR    ($)        ($)       ($)     OF SHARES)     ($)
------------------       ---- ---------   -------- --------- ------------ ---------
D. P. Kennedy            1996  301,300(5) 118,250     --        20,000     128,659(6)
Chairman                 1995  299,780(5)     -0-     --           --      125,088(6)
                         1994  337,880(5)     -0-     --           --      155,799(6)
Parker S. Kennedy        1996  376,100(7) 192,075     --        25,000         598
President                1995  325,860        -0-     --           --          598
                         1994  331,930(7)     -0-     --           --        1,797
Thomas A. Klemens        1996  196,120(8) 188,250     --        20,000         598
Executive Vice
 President,              1995  173,825(8)  80,625     --           --          598
Chief Financial Officer  1994  170,110(8)  77,625     --           --          959
Craig I. DeRoy           1996  190,920    180,600     --        20,000         454
Executive Vice
 President,              1995  168,825     70,500     --           --          454
General Counsel          1994  166,470     48,219     --           --       10,670(9)
Mark R Arnesen           1996  118,920     38,388     --         5,000         454
Vice President,
 Secretary,              1995  109,680     25,969     --           --          454
Corporate Counsel        1994  108,340     25,288     --           --        1,327

(1) Includes, in addition to regular salary, which is paid monthly, a fee of $150 for each meeting of the Board of Directors attended by the named executive officer during the years covered in the table.
(2) Consists of cash bonuses and the dollar value of noncash (stock) bonuses. Officers of the Corporation, its subsidiaries and lower-tier subsidiaries are eligible for such bonuses, which are awarded during the year following the fiscal year to which the bonus relates, based on an evaluation by the Compensation Committee of the Board of Directors of the performance of the individual and the Corporation during the preceding fiscal year. For services rendered during 1996, 1995 and 1994, respectively, 288, 237 and 205 individuals were awarded cash and/or stock bonuses. During the three years covered in the table, an average of 55,468 shares of stock has been awarded annually to all participants in the Corporation's Stock Bonus
    Plan. With respect to services rendered during 1996, Parker S. Kennedy received an award of 1,100 Common shares having a fair market value of $42,075 on the date of the award, D.P. Kennedy and Thomas A. Klemens each received awards of 1,000 such shares having a fair market value of $38,250 on the date of the awards, Craig I. DeRoy received 800 such shares having a fair market value of $30,600, and Mark R Arnesen received 350 such shares having a fair market value of $13,388. During 1996, neither D. P. Kennedy nor Parker S. Kennedy received bonus awards, Thomas A. Klemens received an award of 1,000 Common shares having a fair market value of $25,625 on the date of the award, Craig I. DeRoy received an award of 800 such shares having a fair market value of $20,500, and Mark R Arnesen received an award of 350 such shares having a fair market value of $8,969 with respect to services rendered during 1995. During 1995, Thomas A. Klemens received an award of 1,000 Common shares having a fair market value of $17,625 on the date of such award, Craig I. DeRoy received 750 such shares having a fair market value of $13,219, and Mark R Arnesen received 300 such shares having a fair market value of $5,288 with respect to services rendered during 1994.
(3) Certain incidental perquisites or other personal benefits for executive officers of the Corporation (not otherwise disclosed in this Proxy Statement) may result from expenses incurred by the Corporation or its subsidiaries in the interest of attracting and retaining qualified personnel. The incremental cost to the Corporation and its subsidiaries of providing such incidental perquisites or other personal benefits for any executive officer named in the Summary Compensation Table did not, for any fiscal year covered, exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such year for the named executive officer. In accordance with the rules of the Securities and Exchange Commission governing disclosure of executive compensation, the amounts of such perquisites or other personal benefits are not included in the table.
(4) Consists of the net increase in the value of the named executive officer's accounts in the Corporation's Employee Profit Sharing and Stock Ownership Plan (the "Profit Sharing Plan") occurring between December 31 of the covered fiscal year and December 31 of the prior fiscal year attributable to contributions made by the Corporation to that plan during the covered fiscal year, the matching contributions made by the Corporation to such officer's account in the Corporation's 401(k) Savings Plan during the covered fiscal year, plus the dollar value of insurance premiums paid by, or on behalf of, the Corporation during the covered fiscal year with respect to term life insurance for the benefit of such officer.
(5) The compensation shown in the "Salary" column of the table includes fees totaling $400, $1,700 and $200, which were earned by D. P. Kennedy for services he rendered as a director of subsidiaries of the Corporation during 1996, 1995 and 1994, respectively.
(6) The amounts shown in the last column of the Summary Compensation Table include, for each fiscal year covered, the distributions made to D. P. Kennedy from the Corporation's Pension Plan, which are required under provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "Pension Plan" below. The compensation shown also includes cash and the value of stock, aggregating $28,031, $24,802 and $52,541, distributed to D. P. Kennedy during 1996, 1995 and 1994, respectively, from his accounts in the Corporation's Profit Sharing Plan attributable to contributions made by the Corporation and its participating subsidiaries in years prior to those covered in the table and earnings on the contributions. The distributions were required to be made under provisions of the Code.
(7) The compensation shown in the "Salary" column of the table includes fees totaling $200 and $200, which were earned by Parker S. Kennedy for services he rendered as a director of subsidiaries of the Corporation during 1996 and 1994, respectively. Mr. Kennedy did not earn such fees during 1995.
(8) The compensation shown in the "Salary" column of the table includes fees totaling $5,200, $5,000 and $7,000, which were earned by Mr. Klemens for services he rendered as a director of subsidiaries of the Corporation during 1996, 1995 and 1994, respectively.
(9) The compensation shown for Mr. DeRoy in the last column of the Summary Compensation Table includes the amounts paid to Corporate Risk Management, Inc., the principal shareholder and chief executive officer of which is Mr. DeRoy, for consulting services Mr. DeRoy rendered to the Corporation's subsidiary, First American Title Insurance Company, after he became an officer of the Corporation.

                              OPTION GRANTS TABLE

                                                                           POTENTIAL
                                                                       REALIZABLE VALUE
                                                                       AT ASSUMED ANNUAL
                                                                        RATES OF STOCK
                                                                             PRICE
                                                                       APPRECIATION FOR
                           INDIVIDUAL GRANTS                              OPTION TERM
  -------------------------------------------------------------------- -----------------
                                     % OF TOTAL
                       NUMBER OF      OPTIONS
                      SECURITIES     GRANTED TO
                      UNDERLYING     EMPLOYEES  EXERCISE OR
                    OPTIONS GRANTED  IN FISCAL  BASE PRICE  EXPIRATION
NAME               (# OF SHARES) (1)    YEAR    ($/SH) (2)     DATE    5% ($)   10% ($)
----               ----------------- ---------- ----------- ---------- ------- ---------
D.P. Kennedy            20,000          2.99%     25.625     4/24/06   322,300   816,800
Parker S. Kennedy       25,000          3.73%     25.625     4/24/06   402,875 1,021,000
Thomas A. Klemens       20,000          2.99%     25.625     4/24/06   322,300   816,800
Craig I. DeRoy          20,000          2.99%     25.625     4/24/06   322,300   816,800
Mark R Arnesen           5,000          0.75%     25.625     4/24/06    80,575   204,200

(1) Each of the options disclosed in the table is exercisable in 20% annual increments commencing April 24, 1997, the first anniversary date of the grant.
(2) Section 4.2 of the plan pursuant to which the options disclosed in the table were awarded allows the Compensation Committee discretion to exchange outstanding options for new, lower-priced options, provided that the lower exercise price is not less than the "fair market value," as defined in the plan, of the shares at the time such new options are granted.

PENSION PLAN
                            ANNUAL PENSION BENEFITS

   REMUNERATION
   (FINAL AVERAGE
   PAY *)                         YEARS OF BENEFIT SERVICE
   --------------    --------------------------------------------------
                        5      10      20       30       40       50
   $ 75,000          $ 4,163 $ 8,700 $17,775 $ 26,850 $ 35,925 $ 45,000
    100,000            5,600  11,700  23,900   36,100   48,300   60,500
    125,000            7,038  14,700  30,025   45,350   60,675   76,000
    150,000            8,475  17,700  36,150   54,600   73,050   91,500
    175,000            9,913  20,700  42,275   63,850   85,425  107,000
    200,000           11,350  23,700  48,400   73,100   97,800  122,500
    225,000           12,788  26,700  54,525   82,350  110,175  138,000
    250,000           14,225  29,700  60,650   91,600  122,550  153,500
    275,000 or more   15,663  32,700  66,775  100,850  134,925  169,000

  ------------
  * Final Average Pay is defined as the highest consecutive five-year average salary during the last ten years of employment.

  The above table sets forth estimated annual benefits (assuming such benefits will be paid in the form of a life annuity) at various compensation levels and years of service under the Corporation's qualified Pension Plan. Subject to certain conditions of age and tenure, all regular employees of the Corporation and participating subsidiaries are eligible to join the Pension Plan. In order to participate, during plan years ending on or prior to December 31, 1994, an employee was required to contribute 1 1/2% of pay (salary, plus cash bonuses, commissions and other pay) to the plan. As a result of amendments to the Pension Plan that were adopted in 1994, during plan years commencing after December 31, 1994, an employee is not required to contribute to the plan in order to participate. A participant generally vests in his accrued benefit attributable to the Corporation's contributions upon the completion of three years of service or, if earlier, the attainment of normal retirement age while an employee. Normal retirement age is defined under the plan as the later of the employee's attainment of age 65 or his third anniversary of participation in the plan. Upon retirement at normal retirement age, an employee receives full monthly benefits which are equal to (when calculated as a life annuity):
(i) for years of credited service with the company as of December 31, 1994, 1% of the first $1,000 and 1 1/4% of remaining final average pay (i.e., the average of the monthly "pay," as defined above, during the five highest paid consecutive calendar years out of the last ten years prior to retirement) times the number of years of credited service as of December 31, 1994; and
(ii) with respect to a participant's credited service for plan years subsequent to December 31, 1994, 3/4% of the first $1,000 and 1% of the remaining final average pay times the number of years of credited service subsequent to December 31, 1994. An employee receives reduced benefits upon retirement prior to age 65 with at least three years of service, and an employee cannot begin receiving monthly benefits under the plan prior to attaining age 55. The plan is funded by the Corporation based on actuarial determinations of the amount required to provide the stated benefits. The table is based on retirement at age 65 or later, with contributions having been made by the employee in each year of credited service prior to 1995. The benefits are not subject to deduction for Social Security payments or any other offsets. Currently, D. P. Kennedy, Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Mark R Arnesen have 48, 20, 11, 3 and 11 years, respectively, of credited service.

  The compensation levels shown in the Pension Plan table are less than those set forth in the Summary Compensation Table because the Internal Revenue Code of 1986, as amended (the "Code"), limits the maximum amount of pay that may be considered in determining benefits under the tax-qualified Pension Plan, and the

Corporation's Pension Restoration Plan, which is described below, does not make up for these limits for pay exceeding $275,000. As established by the Tax Reform Act of 1986, the limit on pay that could be recognized by tax-qualified retirement plans was $200,000 in 1989 and was adjusted for inflation for each year through 1993, when the limit was $235,840. The Omnibus Budget Reconciliation Act of 1993 decreased this limit to $150,000 for plan years beginning in 1994. The $150,000 limit will also be adjusted for inflation for years after 1994, but only in increments of $10,000. Effective January 1, 1997, the limit was increased to $160,000. The highest final average pay that could be considered in determining benefits accruing under the Pension Plan before 1994 is $219,224 and the highest final average pay that can currently be considered in determining benefits accruing after 1993 is $152,000.

  During 1996, the Corporation adopted an unfunded, nonqualified plan designed to make up for the benefit accruals that are restricted by the indexed $150,000 pay limit (the "Pension Restoration Plan"). However, in order to limit its expense, the Pension Restoration Plan does not make up benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that cannot be paid from the Pension Plan because of limitations imposed by Code Section 415 and related regulations. Vesting of benefits payable to an employee under the Pension Restoration Plan occurs at the same time that vesting occurs for that employee in his or her Pension Plan benefits. The Pension Restoration Plan is effective as of January 1, 1994, but only covers employees who were participants in the Pension Plan on that date, which, as noted above, is the date as of which the pay limit for the Pension Plan was reduced from $235,840 to $150,000.

  Pursuant to the provisions of the Code, during 1996, 1995 and 1994, respectively, mandatory distributions totaling $98,348, $98,006 and $97,930 were made to D. P. Kennedy from the Pension Plan. As stated in note (6) of the Summary Compensation Table set forth above, these amounts are included in the last column of such table.

SUPPLEMENTAL BENEFIT PLAN

  The Corporation maintains an Executive Supplemental Benefit Plan (the "Executive Plan") which it believes will assist it in attracting and retaining highly qualified individuals for upper management positions. The Executive Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel selected by the Board of Directors. Under the Executive Plan, upon retirement at normal retirement date (the later of age 65 or, unless waived by the Board of Directors, completion of 10 years of service), a participant receives a joint life and 50% survivor annuity benefit equal to 35% of "final average compensation." "Final average compensation" is the average annual compensation, composed of base salary, plus cash and stock bonuses, for those three calendar years of the preceding 10 years of employment in which it is the highest. The benefit is reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs (the "annuitized benefit"). With respect to such postponed retirement, the Executive Plan takes into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation (as defined above) until age 70.

  To be eligible to receive benefits under the Executive Plan, a participant must be at least age 55, have been employed by the Corporation or a subsidiary for at least 10 years and, unless waived by the Board of Directors, covered by the Executive Plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. Vesting of rights under the Executive Plan is accelerated in the event of a "change in control" (as defined in the plan) of the Corporation.

  Currently 40 employees, including D. P. Kennedy, Parker S. Kennedy, Thomas
A. Klemens, Craig I. DeRoy and Mark R Arnesen, have been selected to participate in the Executive Plan. The annual benefit payable under the Executive Plan to D. P. Kennedy in the event of his retirement is $108,936. The estimated annual benefits payable under the Executive Plan to Parker S. Kennedy, Thomas A. Klemens, Craig I. DeRoy and Mark R Arnesen upon retirement at normal retirement age, assuming compound annual increases of 5.0% in the relevant portions of compensation shown above in the Summary Compensation Table, are $291,733, $221,334, $212,487 and $136,812, respectively.

  The plan is unfunded. The Corporation purchases insurance, of which it is the owner and beneficiary, on the lives of the plan participants. This insurance is designed to recover, over the life of the plan, costs incurred by the Corporation with respect to it.

DIRECTORS' COMPENSATION

  Each director who is not an employee of the Corporation or its subsidiaries receives annual compensation of $20,000, a fee of $1,000 for attending each meeting of the Board of Directors, and $500 for attending each committee meeting. Each director who is such an employee receives a fee of $150 for attending each meeting of the Board. Directors are reimbursed for their expenses incurred in attending meetings of the Board and its committees. As a further incentive to increase the profits and growth of the Corporation, the Board of Directors has proposed, in Item 2 below, a directors' stock compensation plan for shareholder approval.

  Pursuant to Item 402(a)(9) of Regulation S-K of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), the following Report of the Compensation Committee on Executive Compensation and the Comparative Cumulative Total Return to Shareholders graph shall not be deemed to be incorporated by reference into any previous filing by the Corporation under either the Securities Act of 1933 (the "Securities Act") or the Exchange Act that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

  The Corporation's compensation program, which has been endorsed by the Compensation Committee, is designed to enhance shareholder value by providing that a large part of the executive compensation be related to the performance of the Corporation as well as to the contribution of each individual officer. The Corporation's policy is further designed to develop and administer programs that will (i) attract and retain key executives critical to the long-term success of the Corporation, (ii) provide median compensation levels that are competitive with those of the Corporation's competitors, (iii) motivate executives to enhance long-term shareholder value in the Corporation, and (iv) integrate the Corporation's compensation programs with its annual planning and measurement processes. The annual bonus programs include a cash bonus program as well as stock option and stock bonus plans designed to encourage and create ownership and retention of the Corporation's shares by the key employees.

RESPONSIBILITIES OF THE COMPENSATION COMMITTEE

  The Compensation Committee was established in 1979, and is composed of five independent directors, none of whom is a former or current officer or employee of the Corporation or any of its subsidiaries. The Committee reviews and approves the base salaries, as well as the annual bonus programs, incentive plans and executive benefit plans. The Committee as needed engages compensation and benefits-consulting firms to assist the Committee in the performance of its duties. In 1996, Compensation Resource Group, Inc. ("CRG"), provided advice to the Committee concerning the reasonableness of compensation paid to executive officers and analyzed the Corporation's compensation and benefit programs. In addition, CRG provided information on general compensation trends of related companies. For the purpose of this analysis, CRG used the group of companies whose returns to shareholders compose the peer group index shown in the performance graph below. CRG also reviewed published compensation surveys for comparative results against the Corporation's compensation level. The consultants have reviewed the compensation of the Corporation's executive officers for 1996, and have reported that compensation for all executive officers is reasonable in view of the Corporation's performance and industry compensation levels. Measures used for determining the appropriate level of compensation for executive officers include competitive position (national market share), profit, profit retention (ratio of profits to revenue), and ability to select and develop executive replacement personnel.

CEO COMPENSATION

  During October 1994, Parker S. Kennedy voluntarily reduced his annual base salary from $375,000 to $324,960 in response to the then rapidly deteriorating real estate economy. For the year 1996, the Compensation Committee restored Mr. Kennedy's base salary to its previous level of $375,000. The restored salary level approximated 82% of the median salary for chief executive officers in the group of comparable companies. When determining the appropriate salary level, the Committee also considered the Corporation's improved performance during the last half of the year 1995, as compared with the first half of that year, as measured by the above criteria, and the fact that Mr. Kennedy had voluntarily reduced his base salary, which had not been increased since 1994.

  Reflecting the Committee's commitment to relating a portion of each of the executive officers' compensation to the annual results of the Corporation, Parker S. Kennedy received a cash bonus of $150,000, representing 40% of his 1996 base salary, to reward his leadership for the year 1996. Mr. Kennedy also was awarded 1,100 shares of the Corporation's Common stock for his performance during 1996.

                                          COMPENSATION COMMITTEE

                                          Lewis W. Douglas, Jr., Chairman
                                          J. David Chatham
                                          The Hon. William G. Davis
                                          Paul B. Fay, Jr.
                                          R. J. Munzer

COMPARATIVE CUMULATIVE TOTAL RETURN TO SHAREHOLDERS

  Since December 3, 1993, the Corporation's Common shares have been listed and trading on the New York Stock Exchange under the trading symbol "FAF." Previously, such shares were traded on the national over-the-counter market and were designated and quoted on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ-NMS") under the trading symbol "FAMR." The following graph compares the yearly percentage change in the cumulative total shareholder return on the Corporation's Common shares, assuming reinvestment of dividends, with the corresponding changes in the cumulative total returns of the Standard & Poor's 500 Composite Stock Price Index, the Standard & Poor's Financial Index and a peer group index consisting of the following six companies: Alleghany Corp., Fidelity National Financial, Inc., Lawyers Title Corp., Old Republic International Corp., Reliance Group Holdings, Inc., and Stewart Information Services Corp., in each case assuming reinvestment of dividends. The cumulative total shareholder return of the peer group of companies has been included in the graph to provide a comparison with other publicly held companies having subsidiaries that transact the business of title insurance on a nationwide basis.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
          AMONG THE FIRST AMERICAN FINANCIAL CORPORATION**, S&P 500
      COMPOSITE INDEX**, S & P FINANCIAL INDEX** AND CUSTOM PEER GROUP**

                       [PERFORMANCE GRAPH APPEARS HERE]

                             THE FIRST
                             AMERICAN      CUSTOM      S & P     S & P 500
Measurement Period           FINANCIAL      PEER     FINANCIAL   COMPOSITE
(Fiscal Year Covered)           CORP.      GROUP       INDEX       INDEX
---------------------        ----------    ------    ---------   ---------
FYE 12/31/91                    $100        $100        $100        $100
FYE 12/31/92                    $215        $139        $128        $108
FYE 12/31/93                    $292        $160        $142        $118
FYE 12/30/94                    $148        $137        $133        $120
FYE 12/29/95                    $235        $217        $199        $165
FYE 12/31/96                    $369        $238        $262        $203

* Adjusted for reinvestment of dividends. Stock price performance shown is not indicative of future price performance.
** As calculated by Bloomberg Financial Services, to include the reinvestment of dividends.

EXECUTIVE OFFICERS

      NAME              POSITION HELD                AGE
      ----              -------------                ---
      D. P. Kennedy     Chairman                      78
      Parker S. Kennedy President                     49
      Thomas A. Klemens Executive Vice President,     46
                        Chief Financial Officer
      Craig I. DeRoy    Executive Vice President,     44
                        General Counsel
      Mark R Arnesen    Vice President, Secretary,    44
                        Corporate Counsel


  All officers of the Corporation are appointed annually by the Board of Directors subsequent to its election.

  D. P. Kennedy has been Chairman of the Corporation since 1993, and served as its President from 1963 to 1993. Parker S. Kennedy, who is D. P. Kennedy's son, has been President of the Corporation since 1993, and served as its Executive Vice President from 1986 to 1993. He has been employed by the Corporation's subsidiary, First American Title Insurance Company ("First American"), since 1977 and became a Vice President of that company in 1979. During 1983, he was appointed its Executive Vice President, and in 1989 was appointed its President. Thomas A. Klemens has been Executive Vice President, Chief Financial Officer of the Corporation since 1996, served as its Vice President, Chief Financial Officer from 1993 to 1996, and served as its principal accounting officer from 1992 to 1993. Mr. Klemens has been employed by First American as Vice President, Chief Financial Officer since 1993, and served as its Vice President, Controller from 1985 to 1993. Craig I. DeRoy has been Executive Vice President, General Counsel of the Corporation since 1996, and served as its Vice President, General Counsel from 1993 to 1996. Mr. DeRoy has been employed by First American as Vice President, General Counsel since 1993. Mr. DeRoy is the principal shareholder and chief executive officer of Corporate Risk Management, Inc., an environmental and regulatory consulting firm whose business constituted his principal occupation from 1992 until his employment by the Corporation and First American in 1993. From 1990 to 1992, Mr. DeRoy served as Executive Vice President and chief operating officer of First Environmental Review Insurance Company, where he helped pioneer a new form of property insurance coverage for environmental risks. Mark R Arnesen has been Vice President, Secretary and Corporate Counsel of the Corporation and First American since 1992, has been employed by First American since 1979, and has been a Vice President of the latter company since 1989.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Securities Exchange Act of 1934 require the Corporation's officers and directors, and persons who own more than ten percent of the issued and outstanding Common shares of the Corporation, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent shareholders are required by the SEC's regulations to furnish the Corporation with copies of all forms they file pursuant to Section 16(a).

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, the Corporation believes that, during its fiscal year ending December 31, 1996, its officers, directors and greater-than-ten-percent beneficial owners complied with all filing requirements under Section 16(a), except that President and Director Parker S. Kennedy was late in filing a year-end report on Form 5 covering three gifts of Common shares made to him and members of his immediate family during the month of December.

ITEM 2. PROPOSAL TO APPROVE THE CORPORATION'S 1997 DIRECTORS' STOCK PLAN

GENERAL

  The Board of Directors (the "Board") of The First American Financial Corporation (the "Corporation") has adopted The First American Financial Corporation 1997 Directors' Stock Plan (the "Plan") because the Board believes that the Plan will further assist the Corporation in attracting and retaining the services of experienced and highly qualified persons to serve as directors of the Corporation and to create a proprietary interest of such directors in the Corporation's continued success. The Plan features both a stock option component and a stock in lieu of cash component. The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is included as Exhibit "A" of this proxy statement.

  Only non-employee directors of the Corporation may participate in the Plan. If approved by shareholders, the Plan will become effective on April 24, 1997, and will terminate on April 24, 2007.

  The aggregate number of Common shares of the Corporation that may be issued under the Plan is 400,000. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Corporation's Common shares, appropriate adjustments will be made by the Compensation Committee of the Board (the "Committee") in the number of shares that may be issued in the future and in the numbers of shares and option exercise prices under all outstanding grants made before such event. If shares under a grant are not issued, those shares will again be available for inclusion in future grants.

STOCK COMPENSATION

 Stock Options

  Under the Plan, the Committee may, if it so determines, grant options to non-employee directors, provided that, (a) if any grant of options is so made, such options shall (i) be granted to all individuals who are non-employee directors at the time of such grant and (ii) contain identical terms (including, without limitation, the number of Common shares that may be purchased pursuant thereto), and (b) the number of Common shares that may be purchased pursuant to options granted to any non-employee director under the Plan shall not exceed 1,500 shares during any 12-consecutive-month period.

  The term of each option will be fixed by the Committee but may not exceed 10 years from the date of grant. The Committee shall determine the time or times when each option may be exercised. The exercise price of options granted under the Plan will be no less than the fair market value of the Common shares on the date of each grant. The fair market value of the Corporation's Common shares on March 24, 1997, was $40.625 per share. To exercise an option, an optionee may pay the exercise price in cash or, if permitted by the Committee, by delivering previously acquired Common shares of the Corporation or a combination of such shares and cash.

  The number of optionees may vary from year-to-year, as the number of non-employee directors serving on the Board varies. At this time no options have been granted under the Plan, nor has the Committee specified the number of options to be granted in the immediate future; therefore, it is not possible at this time to determine the benefits that may be provided under the Plan to the Corporation's non-employee directors.

  In the event of termination of directorship by reason of long-term disability or death, any option held by an optionee may thereafter be exercised in full for a period of one year or, if shorter, the remainder of the term of such option. In the event of an optionee's termination of employment by reason of "retirement" (as defined in the Plan), any option held by him will be exercisable, to the extent exercisable at the date of termination, for a period of 90 days or, if shorter, the remainder of the term of such option. In the event of a director's termination of employment for any reason other than retirement, disability or death, any option held by him will be exercisable, to the extent exercisable at the date of termination, for a period of five days or, if shorter, the remainder of the term of such option.

  The Plan provides that, in the event of a "change in control" (as defined in the Plan), each outstanding option shall immediately become fully exercisable and may be exercised for a period of one year thereafter or, if shorter, the remainder of the term of such option.

  Options awarded under the Plan are not transferable except by will or the laws of descent and distribution and may be exercised only by the optionee during his lifetime. The Board may terminate or suspend the Plan at any time, but such termination or suspension will not affect any stock options then outstanding under the Plan. Unless earlier terminated by action of the Board, the Plan will continue in effect until April 24, 2007, but options granted prior to that date will continue in effect until they expire in accordance with their terms. The Board may also amend the Plan in any respect. However, amendments to the Plan will be submitted to the shareholders for their approval to the extent required by applicable law or regulation or the rules of any exchange or market or system on which Common shares of the Corporation are listed, traded or quoted. The Committee may amend the term of any option theretofore granted, retroactively or prospectively, but no such amendment will adversely affect the option without the holder's consent.

 Stock in Lieu of Cash Compensation

  Under the Plan, the Committee may prescribe rules and regulations that permit non-employee directors to elect to receive Common shares of the Corporation in lieu of cash compensation payable for their services as directors. If the Plan had been effective during fiscal year 1996, and all 12 of the non-employee directors serving on the Board at the beginning of that year had elected to receive all their compensation for serving as directors during fiscal year 1996 in Common shares of the Corporation, at a time when their fair market value was $40.625 per share, such directors as a group would have received approximately 3,988 Common shares of the Corporation with an aggregate value of $162,000. (During fiscal year 1996, each non-employee director received a retainer of $8,000 for his services as a director, a fee of $650 for attending each Board meeting and a fee of $400 for attending committee meetings, and typically attended six Board meetings and four committee meetings during that year.)

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of certain principal United States federal income tax consequences to the Corporation and participants in the Plan in connection with stock options granted to Plan participants and compensation paid to participants in Common shares under the Plan, based on federal income tax laws currently in effect. This summary is not intended to cover all tax consequences that may apply to all Plan participants or to the Corporation, such as those under applicable state, local or foreign tax laws or gift, estate or inheritance tax laws.

  Options granted under the Plan will not qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code"). A participant will not recognize income upon the grant of an option under the Plan, and the Corporation will not be entitled to a tax deduction at such time. A participant will generally recognize ordinary income upon the exercise of an option, in which event the Corporation will receive a tax deduction equal to the amount of income recognized by such participant, provided that any applicable tax reporting requirements are satisfied. The amount of such ordinary income and deduction is generally the excess of the fair market value on the exercise date of the Common shares acquired over the aggregate exercise price paid. Any ordinary income recognized by a participant upon the exercise of an option will increase his tax basis in the shares received. Upon a subsequent sale or exchange of such shares, the participant will recognize capital gain or loss to the extent of the difference between the selling price of such shares and his tax basis in such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending on the participant's holding period for such shares.

  The payment of compensation in Common shares is generally immediately taxable as ordinary income to the recipient and deductible by the Corporation.


  FOR THE REASONS SET FORTH IN ITEM 2 ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL FOR APPROVAL OF THE 1997
  DIRECTORS' STOCK PLAN.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  The firm of Price Waterhouse LLP has been selected by the Audit Committee of the Board of Directors as independent accountants to audit the books and accounts of the Corporation and its subsidiaries for the year ending December 31, 1997. This firm has served as independent accountants for the Corporation since 1954.

  A representative of Price Waterhouse will be present at the Annual Meeting of Shareholders with an opportunity to make any desired statement and to answer any appropriate questions by the shareholders.

SHAREHOLDER PROPOSALS

  In order that a proposal by a shareholder be included in the proxy statement and proxy for the next Annual Meeting of Shareholders of the Corporation, such proposal must be received no later than December 2, 1997, assuming that the date of such meeting is not advanced by more than 30 calendar days, or delayed by more than 90 calendar days, from the date of the current annual meeting. In such event, the Corporation will provide notice of the date by which such proposals must be received in order to be included.

GENERAL INFORMATION

  THE CORPORATION WILL, UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A BENEFICIAL OWNER OF ITS SHARES ON THE RECORD DATE FOR THE FORTHCOMING ANNUAL MEETING, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR 1996 AND WILL FURNISH, AT A CHARGE OF $10, A COPY OF THE EXHIBITS THERETO. SUCH REQUEST SHOULD CONTAIN A REPRESENTATION THAT THE PERSON REQUESTING THIS MATERIAL WAS A BENEFICIAL OWNER OF THE CORPORATION'S SHARES ON THE RECORD DATE AND BE SENT TO THE SECRETARY AT THE CORPORATION'S ADDRESS INDICATED ON THE FIRST PAGE OF THIS PROXY STATEMENT.

  The costs of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and regular employees of the Corporation's subsidiaries may solicit proxies personally, by telephone or facsimile. Morrow & Company, Inc., 909 Third Avenue, New York, New York 10022, has been engaged to solicit proxies in such manner at an estimated cost of $4,500 plus reimbursement of reasonable expenses.

  The Board of Directors is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this Proxy Statement, and the report of the President. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

                                           By Order of the Board of Directors
                                                     Mark R Arnesen
                                                        Secretary

Santa Ana, California
March 27, 1997

                                                                    EXHIBIT "A"

                   THE FIRST AMERICAN FINANCIAL CORPORATION

                          1997 DIRECTORS' STOCK PLAN

                                   SECTION 1

                                    PURPOSE

  The purpose of The First American Financial Corporation 1997 Directors' Stock Plan (the "Plan") is to maintain the ability of The First American Financial Corporation (the "Company") to attract and retain the services of experienced and highly qualified individuals to serve as directors of the Company and to create a proprietary interest of such directors in the Company's continued success.

                                   SECTION 2

                                  DEFINITIONS

  2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

    (a) "Act" means the Securities Exchange Act of 1934, as amended.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Change in Control" means the occurrence, following the grant of an Option, of any of the following events:

      (i) the acquisition by any person, entity or group (within the meaning of Section 13(d)(3) of the Act) as beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company; or

      (ii) a change, during any period of two consecutive years, of a majority of the Board as constituted at the beginning of such period, unless the election of each director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period; or

      (iii) any other event constituting a change in control required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Act.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

    (e) "Committee" means the Compensation Committee of the Board, which shall consist of two or more members, each of whom shall be Non-Employee Directors, or any other committee appointed by the Board to administer the Plan.

    (f) "Company" means The First American Financial Corporation, a California corporation, and any successor thereto.

    (g) "Director" means a member of the Board.

    (h) "Disability" means, with respect to any Director, an inability, as determined by the Board, to perform duties and services as a Director by reason of a medically determinable physical or mental impairment, supported by medical evidence, that can be expected to last for a continuous period of not less than six months.

    (i) "Fair Market Value" means, on any date, the average of the bid and asked for price of a share of Stock as reported on the New York Stock Exchange ("NYSE") (or on such other recognized market or quotation system on which shares of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on NYSE (or such other market or system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

    (j) "Incentive Stock Option" means an Option that is an Incentive Stock Option within the requirements of Section 422 of the Code.

    (k) "Non-Employee Director" means a Director who is a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Act.

    (l) "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

    (m) "Option" means the right to purchase Stock at a stated price for a specified period of time.

    (n) "Optionee" means a Non-Employee Director to whom one or more Options has been granted pursuant to the Plan.

    (o) "Plan" means The First American Financial Corporation 1997 Directors' Stock Plan, as in effect from time to time.

    (p) "Retirement" means, with respect to any Director, termination of such Director's directorship at the written election of such Director on or after the date such Director attains age 65.

    (q) "Stock" means the Common shares of the Company, par value $1.00 per share.

  2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   SECTION 3

                         ELIGIBILITY AND PARTICIPATION

  Only Non-Employee Directors may participate in the Plan.

                                   SECTION 4

                            POWERS OF THE COMMITTEE

  The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan with a view to carrying out its provisions and purposes. All determinations, decisions, interpretations and other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

                                   SECTION 5

                                 STOCK OPTIONS

  5.1 Grants of Options. The Committee may, if it so determines, grant Options to Non-Employee Directors, provided that, (a) if any grant of Options is so made, such Options shall (i) be granted to all individuals who are Non-Employee Directors at the time of such grant and (ii) contain identical terms (including, without limitation, the number of shares of Stock that may be purchased pursuant thereto), and (b) the number of shares of Stock that may be purchased pursuant to Options granted to any Non-Employee Director under this Plan shall not exceed 1,500 shares during any twelve consecutive month period. Notwithstanding any other provision of this Plan, no Option shall be granted hereunder unless sufficient shares of Stock are available therefor under
Section 7.

  5.2 Option Agreement. Each Option shall be a Nonstatutory Stock Option evidenced by an Option agreement that shall specify the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

  5.3 Option Price. Options granted pursuant to the Plan shall have an exercise price that is not less than the Fair Market Value on the date the Option is granted.

  5.4 Exercise of Options. Each Option shall be subject to the following restrictions on exercise:

    (a) An Option shall not be exercisable, in whole or in part, after the expiration of 10 years from the date the Option was granted. To the extent that an Option is not exercised within the ten-year period of exercisability, it shall expire as to the then unexercised part.

    (b) An Option shall not be exercisable with respect to a fractional share or with respect to the lesser of 100 shares or the full number of shares then subject to the Option. If a fractional share shall become subject to an Option by reason of a stock dividend or otherwise, the Optionee shall not be entitled to exercise the Option with respect to such fractional share.

    (c) Except as provided in Sections 5.5 and 8, an Option shall not be exercisable in whole or in part unless the Optionee, at the time the Optionee exercises the Option, is, and has been at all times since the date of grant of the Option, a Non-Employee Director.

    (d) The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The Committee may, in its discretion, permit a Non-Employee Director to make payment in Stock already owned by him or her, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Non-Employee Director a certificate or certificates representing the acquired shares of Stock.

    (e) If at any time the Board shall determine, in its discretion, that the listing, registration or qualification of shares of Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Stock hereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.

Notwithstanding the foregoing, no Option shall be exercisable more than 10 years after the date on which it is granted.

  5.5 Change in Control. In the event of a Change in Control, unless directed otherwise by a resolution of the Board adopted prior to and specifically relating to the occurrence of such Change in Control, each outstanding Option shall, notwithstanding anything to the contrary contained in this Section 5 or
Section 8, immediately become fully exercisable and may be exercised at any time prior to the earlier of (a) the expiration of the term of such Option and
(b) the date that is one year following such Change in Control.

                                   SECTION 6

                              STOCK COMPENSATION

  The Committee, by majority action thereof, may prescribe rules and regulations that permit Non-Employee Directors to elect to receive shares of Stock in lieu of cash compensation payable to Non-Employee Directors by the Company for their services as Directors. All determinations, decisions, interpretations and other actions made or taken by the Committee pursuant to the provisions of this Section 6 shall be final, binding and conclusive for all purposes and upon all persons.

                                   SECTION 7

                             STOCK SUBJECT TO PLAN

  7.1 Number. Subject to the provisions of Section 7.3, the aggregate number of shares of Stock subject to Options awarded under Section 5.1 of the Plan and issued in lieu of cash compensation under Section 6 of the Plan may not exceed 400,000 shares. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

  7.2 Canceled, Terminated, or Forfeited Options. Any shares of Stock subject to an Option which for any reason is canceled, terminated, expires or otherwise settled without the issuance of any Stock shall again be available for Options subsequently granted under the Plan.

  7.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under
Section 7.1 for Options or for compensation in lieu of cash or subject to outstanding Options, and the respective prices and/or performance criteria applicable to outstanding Options, may be appropriately adjusted by the Committee, whose determination shall be conclusive.

                                   SECTION 8

                            TERMINATION OF SERVICE

  8.1 Termination of Service Due to Retirement. In the event an Optionee ceases to be a Non-Employee Director by reason of Retirement, any Options granted to such Optionee which are not then exercisable shall be cancelled and any Options granted to such Optionee which are then exercisable and outstanding may be exercised at any time prior to the earlier of (a) the expiration of the term of the Options and (b) the date that is 90 days following Retirement.

  8.2. Termination of Service Due to Death or Disability. In the event an Optionee ceases to be a Non-Employee Director by reason of death or Disability, any Options granted to such Optionee which are then outstanding may be exercised by the Optionee or the Optionee's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to the earlier of (a) the expiration of the term of the Options and (b) the date that is one year following death or Disability.

  8.3 Termination of Service For Other Reasons. In the event an Optionee ceases to be a Non-Employee Director for any reason other than one described in Section 8.1 or 8.2, any Options granted to such Optionee which are not exercisable shall be cancelled, and any Options granted to such Optionee which are exercisable and outstanding at the date such Optionee ceases to be a Non-Employee Director shall be exercisable at any time prior to the earlier of (a) the expiration of the term of such Options and (b) the fifth day following the date such Optionee ceases to be a Non-Employee Director.

                                   SECTION 9

               AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

  The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the applicable Optionee.

                                  SECTION 10

                           MISCELLANEOUS PROVISIONS

  10.1 Nontransferability of Options. No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution to an Optionee's designated beneficiary upon such Optionee's death, provided that the deceased Optionee's beneficiary or the representative of his estate shall acknowledge and agree in writing, in a form prescribed by the Committee, to be bound by the provisions of the Plan as if such beneficiary or the estate were the Optionee. All rights with respect to Options granted to an Optionee under the Plan shall be exercisable during his lifetime only by such Optionee.

  10.2 Beneficiary Designation. Each Optionee may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in the event of the Optionee's death. Each designation will revoke all prior designations by the same Optionee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Optionee in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Optionee's death shall be paid to or exercised by the Optionee's surviving spouse, or, if the Optionee has no surviving spouse, then to or by the Optionee's estate.

  10.3 No Guarantee of Directorship. Nothing in the Plan shall interfere with or limit in any way the right of the Company's stockholders to terminate any Non-Employee Director's directorship at any time or for any reason, nor confer upon any Non-Employee Director any right to continue to serve as a Director of the Company.

  10.4 Tax Withholding. Any Federal, state, and local taxes required by law to be withheld with respect to Stock received upon the exercise of an Option under the Plan or benefits earned and vested under any other compensation arrangement may, if not remitted by an Optionee, be withheld from Stock otherwise issuable to such Optionee or from such Optionee's other compensation for serving as a Director and which is available for withholding. Prior to issuing Stock or authorizing the issuance of Stock under this Plan, the Company may require such documents from any taxing authority, or may require such indemnities or surety bond from any Optionee or beneficiary, as the Company shall reasonably consider necessary for its protection.

  10.5 Indemnification. The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the Committee, and any employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice by the Company of any claim asserted against the individual, which notice, in the event of a lawsuit, shall be given within ten days after receipt by the individual of the complaint, and (ii) the receipt by the Company from the individual of an offer for the Company to participate in the settlement or defense of such claim.

  10.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Directors in cash, Stock or property, in a manner differing from that authorized under the Plan.

  10.7 Requirements of Law. The granting of Options and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  10.8 Term of Plan. The Plan shall be effective upon its adoption by the Board and approval by the shareholders of the Company. The Plan shall continue in effect, unless sooner terminated pursuant to Section 9, until April 24, 2007.

  10.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

              [LOGO OF THE FIRST AMERICAN FINANCIAL CORPORATION]
   FIRST AMERICAN SQUARE  .  114 EAST FIFTH STREET, SANTA ANA, CA 92701-4642

                   [LOGO OF FIRST AMERICAN FINANCIAL CORP.]

                   THE FIRST AMERICAN FINANCIAL CORPORATION


                        ANNUAL MEETING OF SHAREHOLDERS
                             OF THE FIRST AMERICAN
                             FINANCIAL CORPORATION

                           Thursday, April 24, 1997
                                   2:00 p.m.

                             At the main office of
                    First American Title Insurance Company
              114 East Fifth Street, Santa Ana, California 92701


                     YOUR VOTE IS IMPORTANT TO THE COMPANY


Please complete, sign and return your proxy by tearing off the bottom portion of this sheet and returning it in the enclosed postpaid envelope.

                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                   THE FIRST AMERICAN FINANCIAL CORPORATION
FIRST AMERICAN SQUARE . 114 E. FIFTH ST., SANTA ANA, CA 92701 . (714) 558-3211


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of The First American Financial Corporation hereby appoints D.P. Kennedy, Parker S. Kennedy and Mark R Arnesen, and each of them, with power to each of substitution, to attend the annual meeting of the shareholders of said corporation to be held April 24, 1997, at 2:00 P.M. in the main office of First American Title Insurance Company, 114 East Fifth Street, Santa Ana, California, and any adjournments thereof; and thereat to vote the shares of the undersigned with respect to the election of directors and the approval of The First American Financial Corporation 1997 Directors' Stock Plan, as indicated on the reverse side hereof, with all powers which the undersigned would have if acting in person, including the right in their discretion to cumulate and distribute the aggregate cumulative votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority; and WITH DISCRETIONARY AUTHORITY TO ACT ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES WILL BE VOTED FOR THE PROPOSALS.

                 (Continued and to be signed on other side)

                   [LOGO OF FIRST AMERICAN FINANCIAL CORP.]


                   THE FIRST AMERICAN FINANCIAL CORPORATION








--------------------------------------------------------------------------------
                          (Continued from other side)

The Board of Directors recommends a vote FOR items 1 and 2 listed below.



1. Election of Directors FOR ___ all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY ___ for all nominees listed below

    George L. Argyros, Gary J. Beban, J. David Chatham, William G. Davis, James
    L. Doti, Lewis W. Douglas, Jr., Paul B. Fay, Jr., Dale F. Frey, D.P. Kennedy, Parker S. Kennedy, Robert B. McLain, Anthony R. Moiso, R.J. Munzer, Frank O'Bryan, Roslyn B. Payne, and Virginia Ueberroth.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(s), WRITE THE NAME(s) OF SUCH NOMINEE(s) ON THE LINE BELOW.)

--------------------------------------------------------------------------------
2. Approval of the 1997 Directors' Stock Plan  ___ FOR ___ AGAINST ___ ABSTAIN





----------------------  ------------------------  Dated................., 1997
Please sign exactly as name appears on stock certificate as shown hereon.

If shares are jointly held, this proxy should be signed by each such joint owner. Executors, administrators, guardians or others signing in a fiduciary capacity should state their full title as such. A proxy executed by a corporation should be signed in its name by its president or any vice president and attested to by its secretary or an assistant secretary; if otherwise executed, please furnish proof of authority.

PLEASE SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.